Morgan Stanley Limited Duration U.S. Government Trust
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Federal Home Loan Bank 1.375% due 5/28/2014
Purchase/Trade Date:	4/14/2011
Offering Price of Shares: $99.86700
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $4,750,000
Percentage of Offering Purchased by Fund: 0.158
Percentage of Fund's Total Assets: 1.99
Brokers: BNP Paribas Securities Corp., Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities, Inc.,
FTN Financial Capital Markets, Jefferies & Company, Inc., Merrill Lynch Pierce, Fenner & Smith Inc., Morgan Stanley & Co., Inc., UBS Securities, LLC, Wells Fargo Institutional Securities, LLC, Barclays Capital Inc., Goldman, Sachs & Co, JP Morgan Securities LLC
Purchased from: Goldman Sachs

Securities Purchased:	Federal Home Loan Bank 1.000% due 7/30/2014
Purchase/Trade Date:	6/1/2011
Offering Price of Shares: $99.928
Total Amount of Offering: $4,000,000,000
Amount Purchased by Fund: $10,000,000
Percentage of Offering Purchased by Fund: 0.250
Percentage of Fund's Total Assets: 4.58
Brokers: Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, BNP Paribas Securities Corp., CastleOak Securities, First Tennessee Bank National Association, Great Pacific Securities, Jefferies & Company, Inc., Loop Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & C. LLC Purchased from: Credit Suisse

Securities Purchased:	Federal Home Mortgage Corp. 2.257%
due 10/25/2020
Purchase/Trade Date:	10/21/2011
Offering Price of Shares: $100.9954
Total Amount of Offering: $144,209,000
Amount Purchased by Fund: $725,000
Percentage of Offering Purchased by Fund: 0.503
Percentage of Fund's Total Assets: 0.36
Brokers: Wells Fargo Securities, BofA Merrill Lynch, Citi, Credit
Suisse, Deutsche Bank Securities, Morgan Stanley
Purchased from: Wells Fargo Securities

Securities Purchased:	Federal Home Mortgage Corp. 2001 K704A 1.776% due
4/25/2018
Purchase/Trade Date:	11/9/2011
Offering Price of Shares: $100.9978
Total Amount of Offering: $79,462,000
Amount Purchased by Fund: $1,050,000
Percentage of Offering Purchased by Fund: 1.321
Percentage of Fund's Total Assets: 0.51
Brokers: BofA Merrill Lynch, Deutsche Bank Securities, Barclays Capital, Jefferies, JP Morgan, Morgan Stanley, Wells Fargo Securities
Purchased from: Merrill Lynch